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                                                                   EXHIBIT 10.13

$5,000,000.00                                                       June 7, 2005


                          SUBORDINATED PROMISSORY NOTE


FOR VALUE RECEIVED, the undersigned (the "Borrower") promises to pay to Sellers' Representative on behalf of Charles P. Steinmetz, the Charles P. Steinmetz Irrevocable Trust for the Benefit of Matthew A. Steinmetz, dated April 22, 2002, the Charles P. Steinmetz Irrevocable Trust for the Benefit of Louis Steinmetz, dated April 22, 2002 and Gregory A. Clendenin, as Trustee of the Gregory A. Clendenin Trust, dated September 11, 1997, as amended (collectively the "Holders") at 1751 Via Amalfi, Winter Park, Florida 32789, or such other place or places as Sellers' Representative, may designate in writing, the sum set forth herein in lawful money of the United States, together with interest in like lawful money, as set forth below:

         1. STOCK PURCHASE AGREEMENT. This Promissory Note (this "Note") is being issued pursuant to that certain Stock Purchase Agreement, dated as of June 7, 2005 (the "Agreement"), between Sunair Southeast Pest Holdings, Inc and the shareholders of Middleton Pest Control, Inc. (the "Company") and is subject to the right of set-off, other adjustments and Sellers' Representative provisions as expressly provided therein. All terms appearing in initial capital letters and not otherwise defined herein shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

         2. PRINCIPAL AMOUNT. The principal amount of the Note shall be a sum equal to $5,000,000.00.

         3. PRINCIPAL PAYMENTS. The principal amount of the Note, shall be paid to the Sellers' Representative, on behalf of the Holders, in one installment which shall be due and payable in full along with all accrued and unpaid interest on the fifth anniversary date of this Note (the "Maturity Date"). Prior to the Maturity Date, the unpaid principal amount and the accrued and unpaid interest under this Note shall become due and payable within fifteen (15) business days following the closing of a voluntary sale, or transfer of all or substantially all of the Company's assets or all of the capital stock of the Company to a person other than an affiliate of Borrower, but excluding any collateral assignment or pledge of the stock and/or assets to secure Borrower's obligations.

         4. INTEREST RATE AND INTEREST PAYMENTS. The unpaid principal balance of the Note shall bear interest at the annual rate equal to the prime rate as reported from time to time in the Wall Street Journal, New York Edition (the "Prime Rate"). Any change in the interest rate hereunder shall be effective on the date on which the Prime Rate is reported without notice to the Borrower. Interest shall be computed on the basis of the actual number of days elapsed and a year of 365 days. Interest shall be payable to the Sellers' Representative, on behalf of the Holders, semi-annually in arrears on December 15 and June 15 with the first such payment commencing December 15, 2005.



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         5. PREPAYMENT. This Note is subject to prepayment at any time or from time to time at the option of Borrower, either in whole or in part, without premium or penalty. Any partial prepayment shall be applied first in payment of the interest accrued upon the principal balance hereof at the time outstanding and then in reduction of the principal balance of the Note.

         6. SUBORDINATION. The payment and performance of the indebtedness evidenced by this Note are hereby subordinated to the payment in full in cash of any indebtedness for borrowed money of Sunair Electronics, Inc., the parent of Borrower, and its subsidiaries, unless the instruments evidencing such borrowing provide otherwise. Borrower agrees that for the indebtedness to be subordinated to any new indebtedness incurred after the date hereof, the principal purpose of such new indebtedness must be use in connection with the Business.

         7. DEFAULT. At the option of the Sellers' Representative, all sums advanced hereunder together with accrued interest thereon shall become immediately due and payable, without notice or demand, upon the occurrence of any one or more of the following events of default: (a) Borrower's failure to promptly pay in full any payment of principal or interest due under this Note within ten (10) days after written notice has been delivered by the Sellers' Representative stating that such payment is past due (provided, however, that if the Sellers' Representative gives two (2) such notices at any time during the term of this Note, no notice or opportunity to cure shall be required with regard to any subsequent failure under this Section 7(a) by the Borrower); (b) the dissolution, termination of existence, insolvency of, business failure, appointment of a receiver of any part of any proceedings under any bankruptcy or insolvency laws, by or against Borrower; or (c) any uncured material default by the Borrower under the terms of Section 7(g) of the Agreement (after the passage of any applicable notice and cure period as provided in the Agreement).

         8. ATTORNEYS' FEES. In any action to enforce this Note, the prevailing party shall be entitled to recover the costs, charges and expenses incurred by the other including, but not limited to, reasonable trial, appellate and bankruptcy attorneys' fees.

         9. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

         10. NOTICES, SUCCESSORS. Any notice required to be given to Borrower or to Sellers' Representative, on behalf of the Holders, shall be deemed effective only if in writing and delivered by personal service or delivered to an overnight courier service, with guaranteed next day delivery or mailed by registered or certified mail, return receipt requested, postage prepaid, to Borrower's or, if to the Holders, to the Sellers' Representative's address as it appears in this Note, or to such other address as otherwise notified in writing by like notice. All of the terms of this Note shall inure to the benefit of Holders and their respective successors and assigns and shall be binding upon Borrower and its successors and assigns.

         11. EXECUTION. This Note is signed, sealed and delivered this 7th day of June, 2005.

                  HOLDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT WHICH HE OR IT MAY HAVE TO A



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TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF,
UNDER OR IN CONNECTION WITH, THIS NOTE, OR THE FINANCING CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR THE ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER'S EXTENDING THE LOAN EVIDENCED BY THIS NOTE.



                            [SIGNATURE PAGE FOLLOWS]




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                                       BORROWER:

                                       SUNAIR SOUTHEAST PEST HOLDINGS, INC.

                                       By: /s/ Richard C. Rochon
                                           -------------------------------------
                                            Name:  Richard D. Rochon
                                            Title: Chairman


                                       Address of Borrower:
                                       3005 SW 3rd Ave
                                       Ft. Lauderdale, FL
                                       33315




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